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                                                                   EXHIBIT 10.15

                               THE 1996 LONG-TERM
                              INCENTIVE STOCK PLAN
                                       OF
                              AMPHENOL CORPORATION

     The purpose of the 1996 Long-Term Incentive Stock Plan (the Plan") is to establish a method by which those senior management employees of the Company and its subsidiaries who have the opportunity to make substantial contributions to the growth and profitability of the Company may be encouraged to remain in the service of the Company and may be given an incentive to further the long-term growth and profitability of the Company. The Plan should also serve to attract new and experienced individuals into the employment of the Company and will more directly align economic rewards to senior management with benefits to the Company's stockholders.

     NOW, THEREFORE, the Company hereby establishes the following plan.

SECTION 1. Definitions and Construction

     A. As used in the Plan, the following terms shall have the meanings indicated, unless the context clearly requires another meaning:

          (1) Company -- means Amphenol Corporation and its subsidiaries.

          (2) Plan -- means the Company's 1996 Long-Term Incentive Stock Plan as contained in this document and all amendments to this document.

          (3) Board -- means the Board of Directors of the Amphenol Corporation.

          (4) Committee - means the Compensation Committee of the Board of Directors appointed to administer the Plan as provided in SECTION 2.

          (5) Stock -- means Class A Common Stock, par value $.001 per share, of the Amphenol Corporation.

          (6) Incentive Share -- means a share of Stock awarded and transferred to a participant in the Plan subject to the conditions respecting continued employment and other conditions specified in SECTION 3 of the Plan.

          (7) Fiscal Year - means the fiscal year of Amphenol Corporation.

          (8) Award Period -- means a period of five (5) consecutive years beginning with the effective date of the issuance of Incentive Shares pursuant to an award under the Plan and ending with the fifth anniversary of the issuance of such Incentive Shares.

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          (9) Fair Market Value -- means the closing price of a share of Stock on the New York Stock Exchange, Inc. composite tape on the relevant date and if there were no trades on such date, on the day on which a trade occurred next preceding such date.

          (10) Employment - means continuous employment with the Company and shall not be considered to be interrupted by transfers between the Company and a subsidiary or between subsidiaries. If approved in writing by the Committee, a leave of absence shall not be deemed to be an interruption of Employment subject to such conditions as may be established by the Committee in its discretion.

     B. In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all instances in which such meanings are appropriate.

SECTION 2. Committee and Its Duties.

     A. The Committee may, from time to time, adopt rules and regulations and prescribe forms and procedures for carrying out the purposes and provisions of the Plan. The Committee shall have the sole and final authority to select participants, determine awards, and determine all questions arising under the Plan, including the proper construction and interpretation of the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive upon all interested parties, including the Company, their stockholders, participants and other employees of the Company, and the successors, heirs and representatives of all such persons.

          The Committee shall hold meetings at such times and places as it may decide and shall keep minutes of its proceedings. A majority of the members of the Committee shall constitute a quorum for purposes of any action taken by the Committee and all such actions shall be taken by a majority vote of the voting members present at any such meeting. Any action by the Committee may be taken by written instrument signed by all of the voting members, and any such action shall be as fully effective as if it had been taken by a majority of the voting members at a meeting duly called and held.

     B. Prior to, or as soon as practicable after, the beginning of an Award Period, the Committee shall:

          (1) Select the participants for such Award Period from among the key senior management employees of the Company. Such participants shall be persons whom the Committee determines have the opportunity to make substantial contributions to the growth and profitability of the Company.

          (2) Decide the potential number of Incentive Shares to be awarded to each participant for such Award Period.

          (3) Notify each participant that he has been selected for the Award Period, inform him of this target award of Incentive Shares and his performance goals and obtain

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from him such agreements and powers and designations of beneficiaries as the
Committee shall reasonably deem necessary or appropriate.

     C. Notwithstanding anything to the contrary contained in the Plan, any Incentive Share awards to a participant under this SECTION 2 is intended to qualify as "Performance-Based Compensation" under Section 162(m) of the Internal Revenue Code of 1986 as amended from time to time and the regulations promulgated thereunder. All Incentive Share awards shall comply with the provisions set forth below:

          (i) Performance Criteria. The performance criteria used in establishing performance goals governing awards granted by the Committee to participants may include any or all of the following: (A) the Company's return on equity, assets, capital or investment; (B) pre-tax or after-tax profit levels of the Company or of any subsidiary, division, operating or business unit of the Company, or any combination of the foregoing; (C) cash flow or similar measure;
(D) earnings per share or total Shareholder return; (E) changes in market price of the Company's Common Stock; or (F) sales or market share of the Company or of any subsidiary, division, operating or business unit of the Company.

          (ii) Grant of Incentive Share Awards. With respect to each performance-based award to a participant each year, the Committee shall select within the first 90 days of the Company's fiscal year (or, if longer, within the maximum period allowed under Section 162(m) of the Internal Revenue Code of 1986 as amended from time to time) the performance criteria for such Incentive Share award grant and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Incentive Share award and a ceiling of performance beyond which no additional amount will become payable with respect to such Incentive Share award). Each performance-based award will specify the amount payable, or the formula for determining the amount payable, upon the achievement of applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each fiscal year and different goals may be applicable to performance-based awards to different participants.

          (iii) Payment of Incentive Share Awards. Following the completion of a fiscal year, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria established for the prior fiscal year have been achieved and, if so, to also calculate and certify in writing the amount of Incentive Share Awards earned for the completed fiscal year. The Committee shall then determine the actual size of each participant's Incentive Share award, and, in doing so, may in its sole and absolute discretion reduce or eliminate the amount of any participant's Incentive Share award if the Committee deems such reduction or elimination to be appropriate.

     D. The Committee may select one or more outstanding, recently employed or promoted employees as additional participants in the Plan at any time, if the Committee determines that such selection will promote the objectives of the Plan. The effective date of such awards to any additional participant shall be as set by the Committee.

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SECTION 3. Incentive Shares.

     A. Conditions. All awards of Incentive Shares shall be subject to the following conditions during the Award Period:

          (1) Prior to the issuance and transfer of Incentive Shares to the participant, the participant shall pay to the Company the purchase price (the "Purchase Price") of the Incentive Shares which shall be at least equal the product of (x) the number of Incentive Shares awarded to him and (y) the par value of a share of Stock ($.001). Proceeds received by the Company will be used for general corporate purposes.

          (2) Prior to the issuance of Incentive Shares to the participant, the participant shall execute an instrument to be known as the Long-Term Incentive Stock Agreement, which shall set forth the terms and conditions of the Incentive Share award in accordance with the terms of the Plan. Any executive officer of the Company is hereby authorized to execute and deliver Long-Term Incentive Stock Agreements in the name of the Company as directed by the Committee from time to time.

          (3) If the participant's Employment terminates during the Award Period, then, except as otherwise provided in SECTION 5, his interest therein shall terminate.

          (4) Incentive Shares issued and transferred to a participant shall be deposited with the Secretary or the Treasurer or other executive officer of Amphenol Corporation designated by the Committee to be held until either the expiration of the Award Period or the earlier lapse of the restrictions upon such Incentive Shares as provided in SECTION 5, and each participant shall execute and deliver to the Company stock powers and powers of attorney enabling the Company to exercise its rights hereunder.

          (5) Certificates for Incentive Shares issued pursuant to this paragraph shall, if the Company shall deem it advisable, bear a legend in form satisfactory to the Committee to the effect that they are issued subject to specified restrictions.

          (6) Certificates representing the Incentive Shares issued and transferred pursuant to this paragraph shall be registered in the name of the participant to whom they have been granted and shall be owned by such participant. Such participant shall be the holder of record of such Incentive Shares for all purposes, including voting and receipt of dividends paid with respect to such Incentive Shares, if any.

     B. Non-Transferability. Except as otherwise provided in SECTION 5 (but subject to any other agreement relating to the Incentive Shares), Incentive Shares may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of, except by will or the laws of descent and distribution, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, prior to the lapse of restrictions on such Incentive Shares, and any attempt at action in contravention of this paragraph shall be null and void. If any partici-

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pant should attempt to dispose of or encumber his Incentive Shares prior to the lapse of the restrictions imposed on such Incentive Shares, his interest in the Incentive Shares awarded to him shall terminate.

SECTION 4. Lapse of Restrictions

     As of the later of (i) 12:01 A.M. on the day following the last day of the Award Period and (ii) the execution by the participant of any necessary agreement in form and substance satisfactory to the Committee as set forth in
SECTION 7 hereof and (iii) the participant's payment of any required withholding taxes, the restrictions imposed hereunder upon the number of Incentive Shares issued to the participant for such Award Period shall lapse if he has remained in Employment during such period. The certificates representing all such shares of Stock shall be delivered to the participant as soon as practicable thereafter and such shares shall no longer be considered Incentive Shares for the purposes of this Agreement.

     Simultaneous with the lapse of restrictions or the premature satisfaction of Plan conditions pursuant to SECTION 5 below, the Committee may, in its sole and absolute discretion, cause Amphenol Corporation to offer to purchase up to 35% of the participant's Incentive Shares at Fair Market Value. Such offer to purchase is intended to provide the participant with funds to offset or substantially offset any federal and state income tax accruing to the participant as the result of the lapse of restrictions upon the Incentive Share award.

SECTION 5. Premature Satisfaction of Plan Conditions

     A. If a participant's Employment terminates prior to the end of an Award Period on account of his death, or disability retirement under any retirement plan maintained by Amphenol Corporation, or any subsidiary, or pursuant to the retirement policies of the Company, certain conditions respecting continued Employment imposed by this Plan may lapse. Such participant, or his beneficiary in the event of his death, shall be entitled to delivery of Incentive Shares free of the restrictions imposed by the Plan as soon as practicable thereafter, provided that such participant, or his beneficiary in the event of his death, shall execute any necessary agreement in form and substance satisfactory to the Committee as set forth in SECTION 7 hereof. In the case of voluntary retirement prior to age 65, the Committee shall have the sole discretion and right for waiving the continued Employment condition with respect to a portion or all of a participant's Incentive Shares at the time of such retirement.

     B. In addition to the premature satisfaction of Plan conditions set forth in paragraph A. above, if a participant's Employment terminates without cause prior to the end of an Award Period, in the sole and absolute discretion of the Committee, the conditions respecting continued Employment imposed by this Plan shall may be deemed to have lapsed with respect to a portion or all of his Incentive Share award. Such participant shall be entitled to delivery of such vested Incentive Shares free of the restrictions imposed by this Plan as soon as practicable following the termination of his


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Employment provided that such participant shall execute any necessary agreement in form and substance satisfactory to the Committee as set forth in SECTION 7. hereof.

     C. If a participant's Employment terminates other than on account of death, disability retirement, or without cause as set forth above1 his interest in all Incentive Shares awarded to him shall terminate unless the Committee in its sole and absolute discretion waives the conditions of this Plan requiring continued Employment to the end of the Award Period with respect to all or a portion of his Incentive Shares, subject to such conditions, with respect to competitive employment or otherwise, as the Committee determines are in the best interests of the Company in each case. The Committee may require retention of such Incentive Shares on deposit with the Secretary, Treasurer or other executive officer of the Ampenol Corporation until the expiration of the Award Period in order to secure the performance of such conditions.

     D. If Amphenol Corporation or any division or subsidiary thereof merges, consolidates, combines, liquidates, dissolves is purchased by or undergoes a similar corporate change, or in extraordinary cases, the Committee may in its sole and absolute discretion waive the conditions of this Plan requiring continued Employment to the end of the Award Period with respect to some or all of the Incentive Shares theretofore awarded, and upon such waiver the restrictions on such Incentive Shares shall lapse.

     E. If a participant's interest in and or all of the Incentive Shares awarded to him shall terminate, the Company shall pay to the participant the Purchase Price no later than thirty days after the termination of such interest.

SECTION 6 Miscellaneous

     A. Authorization of Stock and Limitation. An aggregate of 350,000 shares of Stock shall be available for award under this Plan, and such shares shall be from authorized and unissued shares or treasury shares of Amphenol Corporation (including shares reacquired by Amphenol Corporation) or both, as the Board shall from time to time determine; provided however, that any Incentive Shares which are forfeited may be the subject of a subsequent award.

     B. Adiustments. The number of shares available for award under this Plan, or awarded to participants as Incentive Shares, and the values of such Stock established by the Committee for any purpose hereunder, may be adjusted by the Committee to reflect any stock split-ups, stock dividends, combination or reclassification of common stock, or a consolidation, merger or a sale of all or substantially all of the assets of the Company. All determinations made by the Committee with respect to adjustments under this paragraph of the Plan shall be final, binding and conclusive. No fractional shares of Stock shall be issued or issuable pursuant to any such adjustment or any other provision of this Plan.


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     C. Effective Date, Plan Duration and Amendments. This Plan shall become effective as of January 24, 1996 by action of the Board conditioned on and subject to approval of the Plan by the holders of a majority of all the outstanding shares of the Common Stock of the Company entitled to vote on the Plan. Unless sooner terminated in accordance with the Plan, the Plan shall expire on January 23, 2006; provided, however, that the Board and the Committee and their respective designees shall continue to have authority to take all action contemplated by the Plan which is necessary or desirable to distribute Incentive Shares earned by participants during the Award Period. The Board shall have the right to suspend or cancel the Plan and to modify or amend the Plan in any respect. Nothing contained herein shall, without the consent of the participant, permit any amendment to this Plan which would adversely affect the rights of participants hereunder to Incentive Shares previously awarded to them.

     D. Limitation of Rights. Nothing in this Plan shall be construed to give any employee of the Company any right to receive Incentive Shares other than as provided herein. Nothing in this Plan or any agreement executed pursuant hereto shall be construed to limit in any way the right of the Company to terminate a participant's employment at any time, without regard to the effect of such termination on any rights such participant would otherwise have under this Plan, or give any right to a participant to remain employed by the Company in any particular position or at any particular rate of remuneration.

SECTION 7. Restrictions upon Resale of Unregistered Stock

     If the shares of Stock that are acquired by a participant pursuant to the terms of this Plan are not registered with the Securities and Exchange Commission pursuant to an effective registration statement, a participant, if the Committee shall deem it advisable, may be required to certify and agree in writing (i) that any shares of Stock acquired by him pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or that he will have furnished the Committee with an opinion of counsel, which opinion and counsel shall be satisfactory to the Committee, to the effect that no such registration is required because of an exemption from registration under the Securities Act and under all applicable state securities laws and except in accordance with any restrictions imposed as a condition of the award of shares hereunder and (ii) that he is acquiring such shares of Stock for his own account and not on behalf of any other persons.

     The restrictions imposed by this SECTION 7 shall remain in effect after the end of any Award Period and after the termination of the Plan. No reference elsewhere in this Plan to lapse of restrictions or delivery of Stock free of restrictions shall impair the continued validity of the restrictions imposed by this SECTION 7.